UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-159809	75-2007383
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

(770) 852-9000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Pursuant to Regulation FD, the registrant furnishes the information set forth below. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the filings of such registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Proposed Credit Agreement Amendments

HD Supply, Inc. (the “Company”) believes that current market conditions are favorable for the extension of the maturities under its two secured credit facilities to a date that is 18 to 21 months from their existing maturity dates of August 30, 2012. On February 23, 2010, the Company intends to begin soliciting consents to such amendments under each of its $1,300,000,000 senior secured credit facility (consisting of a $1,000,000,000 term loan facility and a $300,000,000 revolving facility) and its $2,100,000,000 senior asset based revolving credit facility.

The amendment to the Company’s $1,300,000,000 senior secured credit facility (the “Cash Flow Amendment”) is intended to extend the maturity date of the approximately $977,500,000 in principal amount of outstanding term loans under the facility. The amendment to the Company’s $2,100,000,000 senior asset based revolving credit facility (the “ABL Amendment”) is intended to (i) convert up to $250,000,000 of commitments under the facility into a term loan (the “ABL Term Loan”), (ii) extend the maturity date of all or a portion of the commitments under the facility, and (iii) reduce the total commitments under the facility by an amount not to exceed $150,000,000. The ABL Term Loan is expected to have no amortization and to mature on the extended maturity date of the extended portion of the revolving loans under the $2,100,000,000 senior asset based revolving credit facility. In addition, the Company expects that the amendments, if effected, will (i) increase the interest rates applicable to the extended portion of the term loans under the $1,300,000,000 senior secured credit facility, and (ii) will set the interest rates applicable to the ABL Term Loan and increase the interest rates and commitment fees applicable to the extended portion of the $2,100,000,000 senior asset based revolving credit facility.

The amendments will require (i) the consent of the requisite lenders and (ii) in the case of the Cash Flow Amendment, the consent of The Home Depot, Inc. (which provides a guarantee of payment of the term loan under the senior secured credit facility). In addition, each of the Cash Flow Amendment and the ABL Amendment is expected to be conditioned upon the satisfaction of certain conditions.

The Company believes that entering into the Cash Flow Amendment and the ABL Amendment will provide it with greater flexibility on attractive terms. There can be no assurance, however, that the Company will obtain the requisite consents to the Cash Flow Amendment or the ABL Amendment, or that it will obtain extensions on terms that it finds satisfactory.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this report is not a guarantee of future events and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our registration statement on Form S-4/A, filed July 27, 2009, and subsequent filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HD Supply, Inc.

By:	/S/ MARK JAMIESON
Name:	Mark Jamieson
Title:	Senior Vice President and Chief Financial Officer

Date: February 19, 2010

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